Exhibit 99.1

FOR IMMEDIATE RELEASE Castle Brands Inc. 570 Lexington Avenue New York, NY 10022 646-356-0200 www.castlebrandsinc.com

Investor Relations Contact: Integrated Corporate Relations Kathleen Heaney (203) 803-3585 ir@castlebrandsinc.com

Castle Brands Announces

Private Placement of Approximately $21 Million

NEW YORK, NY, April 19, 2007. Castle Brands Inc. (AMEX:ROX), an emerging international premium spirits company, announced today it has entered into an agreement with certain institutional investors for the private placement of approximately $21 million of common stock and warrants. The Company expects to close the transaction on or prior to May 4, 2007, subject to the satisfaction of customary closing conditions, including the approval of the American Stock Exchange. Piper Jaffray & Co. acted as the sole placement agent for the offering.

The Company intends to use the proceeds from the offering for further brand development, acquisitions, and other corporate purposes.

Mark Andrews, the Company’s Chief Executive Officer, commented, “We are pleased with the success of this offering. This transaction will substantially improve the financial position of the Company and at the same time significantly enhanced our shareholder base.”

Terms of the financing, as specified in the securities purchase agreement dated April 18, 2007, include the sale of approximately 3.5 million shares of unregistered common stock at a price of $5.97 per share. In addition, the private placement includes the issuance of approximately 1.4 million warrants with an exercise price of $6.57 per share. The warrants will expire five years from the date of issuance.

The securities being sold have not been registered under the Securities Act of 1933, or any state securities laws, and will be sold in a private transaction under Regulation D. Unless the securities are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. The Company is obligated to register the shares of common stock being sold, and the shares of common stock issuable upon exercise of the warrants being sold, for resale on a registration statement to be filed within thirty days of the closing of the transaction.

More about Castle Brands Inc.

Castle Brands is an emerging developer and international marketer of premium branded spirits within four growing categories of the spirits industry: vodka, rum, whiskey and liqueurs/cordials. Castle Brands’ portfolio includes Boru® Vodka, Gosling’s Rums™, Sea Wynde® Rum, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Jefferson’s™ and Jefferson’s Reserve® Bourbon, Sam Houston® Bourbon, Celtic Crossing® Liqueur, Pallini® Limoncello™, Raspicello™ and Peachcello™ and Brady’s® Irish Cream.

Forward Looking Statements

This press release includes statements of our expectations, intentions plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions, in this press release to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

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